                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (date of earliest event reported):  June 10, 1997


                            MCLEODUSA INCORPORATED
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)




          Delaware                     0-20763            42-1407240
----------------------------         -----------        --------------
(State or Other Jurisdiction         (Commission        (IRS Employer
      of Incorporation)              File Number)       Identification
                                                           Number)



6400 C Street, S.W., P.O. Box 3177, Cedar Rapids, IA      52406-3177
----------------------------------------------------      ----------
     (Address of Principal Executive Offices)             (Zip Code)



      Registrant's telephone number, including area code:  (319) 364-0000

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS
------   ------------

ACQUISITION OF ESI COMMUNICATIONS, INC.

          On June 10, 1997, McLeodUSA Incorporated (the "Company") acquired substantially all of the assets of ESI Communications, Inc., a Minnesota corporation, ESI Communications/SW, Inc., a Minnesota corporation, ESI Communications/West, Inc., a Minnesota corporation, ESI Communications Downtown, Inc., a Minnesota corporation, and ESI Communications North, Inc., a Minnesota corporation (collectively, "ESI Communications") pursuant to an Asset Purchase Agreement which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on June 26, 1997. The Company paid an aggregate cash purchase price of approximately $15.2 million for such assets. ESI Communications sells, installs and services telephone systems in Minnesota.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
------   ------------------------------------------------------------------

          (c)  The following exhibits are filed with this report:

          2.1 Asset Purchase Agreement, dated as of May 30, 1997, by and among McLeodUSA Incorporated, ESI/McLeodUSA, Inc., and ESI Communications, Inc., ESI Communications/SW, Inc., ESI Communications/West, Inc., ESI Communications Downtown, Inc., ESI Communications North, Inc., and Michael Reichert, Peter Jones, John Pupkes and Jeff Meehan. (Filed as Exhibit 2.1 to the Current Report on Form 8-K filed June 26, 1997 and incorporated herein by reference).

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  July 17, 1997                McLEODUSA INCORPORATED



                                    By: /s/ Stephen C. Gray
                                       -----------------------------
                                       Stephen C. Gray
                                       President and Chief Operating
                                         Officer

                                 EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
------         -----------

2.1 Asset Purchase Agreement, dated as of May 30, 1997, by and among McLeodUSA Incorporated, ESI/McLeodUSA, Inc., and ESI Communications, Inc., ESI Communications/SW, Inc., ESI Communications/West, Inc., ESI Communications Downtown, Inc., ESI Communications North, Inc., and Michael Reichert, Peter Jones, John Pupkes and Jeff Meehan. (Filed as Exhibit 2.1 to the Current Report on Form 8-K filed June 26, 1997 and incorporated herein by reference).